Exhibit 99.1

Nocera, Inc. Announces Senior Leadership Change

Chief Operating Officer, Hong-Wen (Howard) Ruan, Retires and

Feng-Hua (Howard) Chen Appointed as New Chief Operating Officer

TAIPEI, TAIWAN / ACCESSWIRE / January 9, 2024 / Nocera, Inc. (NASDAQ:NCRA) (“Nocera” or the “Company”), a fully integrated sustainable seafood company focusing on manufacturing and operating land-based Recirculatory Aquaculture Systems (“RASs”), today announced that the Company’s current Chief Operating Officer, Hong-Wen (Howard) Ruan has decided to retire effective as of January 4, 2024. Feng-Hua (Howard) Chen has been appointed as the Company’s new Chief Operating Officer effective immediately. Mr. Chen will manage all aspects of Nocera’s operations as the Company continues to execute its strategic vision of creating an environmentally friendly sustainable seafood company.

Mr. Chen joins Nocera with over 30 years of executive level experience in the fields of financial services, construction, sales and business development.

Andy Jin, Chief Executive Officer of Nocera stated, “I am confident that Chen and his proven track record and executive leadership expertise will continue to help guide Nocera in its future endeavors. His ability to work in fast paced environments and commitment to performance excellence and achieving target goals is exactly why he was chosen as Ruan’s replacement. We are pleased to have him join our team.”

Mr. Jin continues, “On behalf of Nocera, I’d like to extend our gratitude and best wishes to Hong-Wen Ruan on his retirement. It has been an honor working with him and the team at Nocera thanks him greatly for his guidance and during his time as COO.”

About Nocera, Inc.

Nocera (NASDAQ: NCRA) is a fully integrated sustainable seafood company that provides land-based recirculation aquaculture systems for both fresh and saltwater fish and invests in fish farms by building high-tech RASs. The Company’s main business operation consists of the design, development and production of large-scale RASs fish tank systems, (aquaculture) for fish farms along with expert consulting, technology transfer and aquaculture project management services to new and existing aquaculture facilities and operators. For more information, please visit the Company’s website at www.nocera.company.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are inherently subject to risks and uncertainties. Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions as they relate to Nocera are intended to identify such forward-looking statements. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent filings filed with the Securities Exchange Commission (“SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in methods of marketing, delays in manufacturing or distribution, changes in customer order patterns, changes in customer offering mix and various other factors beyond the Company’s control. Actual events or results may differ materially from those described in this press release due to any of these factors. Nocera is under no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:

Hanover Int’l

Jh@hanoverintlinc.com